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                                INDUSTRIAL PARK LEASE


    THIS LEASE, made and entered into this 1st day of April, 1995, by and between the City of Oakes, a municipal corporation, Oakes, North Dakota, first party, hereinafter called Lessor, and Lull Industries, Inc. a manufacturing corporation located in St. Paul, Minnesota, hereinafter called Lessee.

                                          I.
                                       PREMISES

    The Lessor has agreed to demise and let to the Lessee and Lessee has agreed to lease and take, and does hereby lease and take from Lessor those certain premises as same are situated in the City of Oakes, Dickey County, North Dakota, and described as follows:

         Lot 1, Oakes Industrial Park, Oakes, North Dakota, located in Section 21, Township 131 North, Range 59
         West:

    Lessor does hereby lease, rent and let unto Lessee for the period of time hereinafter stated and upon the terms and conditions hereinafter set out and enumerated the premises described hereinabove together with all and singular improvements, appurtenances, easements, rights of way, rights of ingress and egress to and from the leased premises.

                                      II.
                                   PURPOSE

    Lessee is authorized to use the said premises for manufacturing purposes in general and for Lull Industrial uses in particular. Lessee shall not, however use the said premises nor permit the same to be used for any unlawful business or purposes whatsoever.

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Lessee has the right to conduct office and storage
operations related to its manufacturing activities. The property is located in the Oakes Industrial Park and is zoned for manufacturing purposes.

                                     III.
                         TERM -- OPTION TO PURCHASE

    The term of this lease shall be for a period of five (5) years beginning with the first day of April, 1995, and ending with the first day of April, 2000. It is further agreed between the Lessor and the Lessee that the Lessee has at its option, the right to purchase the real property and building after the initial five (5) year period has expired. Said notice to be given in writing by the Lessee to the Lessor 30 days prior to the expiration of the initial five (5) year period and upon receipt of said notice by the Lessor.

    If the purchase option is exercised as set out in this lease, and Lessee exercises the purchase option on or before March 1, 2000, the purchase price will be $60,000.00. If Lessee purchases the property it will be given a quit claim deed to the property, which is the same deed the Lessor received from the Trustee Assignee of Mahto Industries, Inc., a Minnesota Corporation.

    Said purchase option may be exercised up until March 1, 2000. After this date this option is void.

    If Lessee determines it will not purchase the property by March 1, 2000, Lessee has the option to extend the term of the lease for an additional
30 months from and after

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April 1, 2000 through September 30th, 2002.  If Lessee
extends the lease period for the additional 30 months the following terms apply:

    Lessee will pay as cash rent the sum of $2,000.00 per month beginning April 1, 2000. In addition to the $2,000.00 cash rent, the Lessee will also pay the real estate taxes associated with the leased premises for the year 2000 and thereafter as long as they continue to lease the property. The $2,000.00 monthly rental payments will be applied to the purchase of the building. If Lessee pays $60,000.00 in rent over those 30 months the City will quit claim deed the property to Lessee. The 30 month lease period begins April 1, 2000 and ends on September 30, 2002.

                                    IV.
                          DECORATION AND REMODELING

     1. Lessee, its heirs and assigns, shall have the right, and the privilege is hereby given them at their expense, to decorate and remodel the interior of the same demised premises from time to time as Lessee shall see fit. Lessee shall also be given the right to make structual changes to the building and property subject to Lessor's consent, which consent shall not unreasonably be witheld.

                             LESSEE'S INSTALLATIONS

     2. Lessee, its heirs and assigns, shall have the right from time to time to erect and install such machinery and equipment, counters, shelving, light fixtures, partitions, fixtures and signs in, upon and about said premises as in the conduct of the


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business to be carried on in said premises, and to change
the same in its discretion.

                          REMOVALS BY LESSEE

     3. Lessee shall have the right to remove all his machinery, equipment, counters, shelving, light fixtures and signs installed and other equipment and personal property owned by at the end of the term of this lease or any extension thereof.

                        RESTORATION OF PREMISES

     4. Lessee agrees to restore the leased premises at the end of the term of this lease, or any extension thereof, to the condition they were in at the beginning of the term thereof, destruction by fire, reasonable use, ordinary wear and tear, casualty and the effects of time excepted.

                                 V.
                               RENTAL

    As rental for the use and occupancy of the said premises, Lessee binds itself, its heirs and assigns to pay said Lessor's rent at the following rate, which shall be payable on the first day of each month, in advance, and for each and every month of the term of this lease rent at the following rate:

     From April 1, 1995 to April 1, 2000, rent at the rate of $1.00 per year. Thereafter for a period of 30 months beginning April 1, 2000 to October 1, 2002, Lessee to pay rent at the rate of $2,000.00 per month, which applies towards purchase price of $60,000.00.

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                                   VI.
                 QUIET ENJOYMENT OF LEASED PREMISES AND TITLE

    Lessor hereby covenants that it has full authority to execute this lease, and further agrees that Lessee, upon paying the rent provided for herein and performing the covenants of this lease, shall have, hold and enjoy the leased premises during the term hereof. At or before closing, Oakes will provide documentation of its ownership of the Mahto property identified in the draft lease.

                                  VII.
                                REPAIRS

     1. Lessee at its sole expense, shall keep in adequate repair and maintain the exterior and structural portions of said building. Lessee shall at its sole expense, maintain the heating plant and other utilities connected with the operation of the manufacturing plant. Lessee, at his expense, shall maintain and make such interior repairs as it shall deem necessary from time to time. Lessee shall pay the cost of electricity and heat and cooling used on the premises by Lessee.

     2. Lessee may erect its standard signs on the exterior of the leased premises and may install and affix banners and other advertisements from time to time on the interior of the leased portion of the building without consent of Lessor.

     3. Lessee will be responsible for providing adequate hazard and liability insurance that provides a loss payable clause to the City of Oakes, for the recovery of the $60,000.00 it has invested in the building site being leased. Lessee shall be deemed to

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have provided adequate hazard and liability insurance
hereunder if such insurance covers a value of the building in the amount of $250,000.00.

     4. Lessor and Lessee will jointly proceed to obtain a Phase I environmental report for the property. Lessor and Lessee shall each pay fifty percent (50%) of the cost this Phase I environmental report. In the event this lease is consummated and the Phase I report shows no environmental contamination, from and after the date of the Phase I report, Lessee shall be responsible for the environmental condition of the property. Lessee shall not be responsible for any environmental contamination identified in the Phase I report to be obtained hereunder.

                                  VIII.
           OPTION TO PURCHASE ADDITIONAL INDUSTRIAL PARK PROPERTY

    The Lessor acknowledges it owns additional Industrial Park property to the east and southeast of the leased premises. Lessor hereby agrees to give Lessee a first option to purchase additional Industrial Park property the Lessor owns for $2,000.00 an acre. Said additional purchase of Industrial Park property may be exercised by Lessees only if Lessee purchases the leased premises from Lessor at the same time or prior to the purchase of additional Industrial Park Property. The offer for the sale of additional property at the price of $2,000.00 an acre shall be void after October 1, 2002.

                                   IX.
                               DESTRUCTION

     1. In the event said building or any part thereof shall be destroyed or damaged by fire or other unavoidable casualty, so that such building cannot be occupied

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and used, then the rents hereby reserved shall be suspended during such time as said premises are unfit for occupancy and use.

IMPRACTICABLE USAGE

     2. Should the leased premises be damaged to such an extent that use of said premises for the purposes for which leased is impracticable, the rents provided herein shall cease from the time of said damage until said premises are restored.

LESSOR'S OPTIONS

     3. In the case of the damage or destruction specified and described in numerical subparagraph 2 immediately hereinabove, Lessor shall have an option or right to election as to whether Lessor will rebuild and restore said building and the demises premises. If said Lessor elects not to rebuild or restore said building and/or said demised premises, he shall notify Lessee to that effect within 60 days.

TIME OF REPAIR

     4. If Lessor elects not to rebuild or restore said premises, then Lessee shall be given the option to rebuild or restore the premises. If Lessee decides not to rebuild or restore premises then this lease shall be ended and terminated as of the date of said loss or destruction, but if Lessor does elect to restore or rebuild within the time aforesaid, Lessor shall commence in good faith and repair, rebuilding and restoration of said building and said premises within a reasonable time from date of such destruction or damage. Lessor shall have sixty (60) days following the date of said loss or destruction to advise Lessee, in

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writing, of its election to restore or rebuild.  Said
restoration and/or rebuilding shall be fully completed and fit for use and occupancy in not more than 180 days following the event of loss or destruction or as soon thereafter as practicable under the circumstances. If Lessee elects to repair the property, it should be entitled to use the insurance proceeds to do so and have the power to adjust all insurance claims.

                                   X.
                            LESSEE'S INDEMNITY

    Lessee agrees during the term of this lease hereof to indemnify and save harmless the Lessor from any and all claims for damages to property of for death or claims of injury to persons or property and from and against any suits and any orders, decrees or judgments which may be entered because, thereof arising out of, or caused by Lessee occupancy and use of the demises premises and not proximately caused by negligence of Lessor, his agents, servants or Lessor's failure to perform its covenants herein. In this regard, Lessee agrees that at all times during the terms hereof it will procure, pay for and keep in force and effect public liability insurance in and with a reputable insurance company.

                                   XI.
                           BUILDING INSURANCE

     1. At all times during the term hereof Lessee, at its own expense and sole cost, shall procure, keep in force and maintain full and complete insurance to cover all the personal property in or about the premises leased and to insure the building in which they are contained and covering and insuring the same.

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                                   XII.
                                  TAXES

    Lessor covenants that at all times herein all advalorem taxes, special assessments or any other taxes levied or assessed against the leased premises or any part thereof by reason of the ownership of said property shall be paid and discharged by Lessor before becoming delinquent.

                                   XIII.

    Lessee will, at the termination of this lease, peacefully quit and deliver the leased premises to Lessor in good condition, with the exception of usual wear and tear, fire, elements, civil riot, war or other unavoidable casualty.

                                    XIV.
                               LESSEE'S DEFAULT.

     1. Should Lessee be guilty of failure to do what is required of Lessee under this lease sufficient to entitle Lessor to declare a termination of the lease, Lessor may give written notice of such default to Lessee at his place of business at Oakes, North Dakota, and if such default continues for a period of more than thirty (30) days after such notice is received by Lessee in the event of any failure to make any payment required of Lessee hereunder, or for a period of more than thirty (30) days after such notice is received by Lessee in the event of any other default hereunder, Lessor may declare this lease terminated.

     2. Likewise, any material and substantial breach or default by Lessor sufficient to entitle Lessee to declare this lease breached or terminated shall vest in Lessee

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the same rights, insofar as they are practicable, under the same conditions and procedure outlined above for Lessor. All remedies provided for herein shall be cumulative and shall not restrict or exclude any other remedies available by law or equity to either of the parties. The laws of the state of North Dakota shall apply to dispute that may arise between the parties.

                                   XV.
                          ASSIGNMENT AND SUBLEASING

    Lessee shall not assign this lease, or in turn sublease any part of the leased premises without Lessor's written consent and only for the specific purposes of continuing the manufacturing operation of Lessee and for no other purpose.

                                  XVI.
                             RENTAL PAYMENTS

    All rental payments shall be made on the 1st day of April each year from April 1, 1995 to April 1, 2000 and thereafter on a monthly basis until October 1, 2002 to the Lessor or its agents in Oakes, North Dakota.

                                 XVII.
                           HEIRS AND ASSIGNS

    The terms conditions and covenants hereof shall be binding alike upon the heirs, executors administrators and assigns of the respective parties hereto. All notices to be sent by certified mail. Time is of the essence to this contract.

                                 XVIII.
                             LESSOR'S OPTION

    If Lull Industries, Inc. purchases the leased premises, it agrees to execute with the City of Oakes, a first option to purchase agreement allowing the City to repurchase the

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building.  The first option agreement is contingent
upon Lull Industries selling the building to a non-manufacturing entity.

    IN WITNESS WHEREOF, the said Lessor and Lessee have executed and delivered these presents all the day and year first above written.

City of Oakes, N.D.                         Lull Industries, Inc.

By \S\ DAVE ROSS                            By \S\ BADGER R. BAZEN
   -------------------                         ----------------------
   Dave Ross, Mayor                            It's President
   City of Oakes, N.D.

ATTEST

\S\ ETHEL DAY
------------------------
Ethel Day, City Auditor
City of Oakes, N.D.

STATE OF NORTH DAKOTA   )
                        )  ss.
COUNTY OF DICKEY        )

    On this 4th day of April, 1995, before me a notary public, personally appeared Dave Ross and Ethel Day, the Mayor and City Auditor, City of Oakes, North Dakota known to be the persons who are described in and who executed this lease and acknowledged to me that they executed the same.

(SEAL)                            /S/ STEPHEN M. MCLEAN
                                  --------------------------
                                  Stephen M. McLean,
                                  Notary Public
                                  Dickey County, N.D.
                                  My commission expires:
                                  1/22/98
                                  ----------------------------

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STATE OF MINNESOTA )
                   )  ss.
COUNTY OF          )

    On this 10th day of April, 1995, before me a Notary Public, personally
appeared             President of Lull Industries, Inc., known to be the
person who is described in and who executed this lease and acknowledged to me that he executed the same.

(SEAL)                            /S/ ANN M. EVANS
                                  ------------------------
                                  Notary Public, MN

                                  My commission expires:

                                  1-31-2000
                                  ------------------------